Exhibit 99.1

CIM Group Announces First Quarter 2018 Results
for Cole Real Estate Income Strategy (Daily NAV)

Phoenix, AZ, May 15, 2018 - On May 14, 2018, Cole Real Estate Income Strategy (Daily NAV), Inc. (“INAV” or the “Company”), a publicly registered non-listed real estate investment trust (“REIT”) that primarily owns and operates net-lease commercial real estate across the retail, office and industrial sectors, filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission (“SEC”) for the first quarter of 2018. INAV is sponsored by an affiliate of CIM Group, LLC (“CIM”), a real asset owner, operator and lender with in-house expertise and capabilities.

As of April 30, 2018, INAV’s portfolio consisted of 147 properties encompassing approximately 5.1 million gross rentable square feet of commercial space across 36 states with a total purchase price of approximately $841.6 million. As of March 31, 2018, portfolio tenants represented 102 concepts and 26 industry sectors.

Results and Accomplishments for the First Quarter 2018

•
INAV’s net asset value (“NAV”) per share was $18.39 per Wrap Class share of common stock, $18.16 per Advisor Class share of common stock and $18.59 per Institutional Class share of common stock on March 31, 2018.

•	Approximately 38.2% of INAV’s portfolio was leased to investment-grade rated tenants.

•	INAV’s weighted average remaining lease term was approximately 10.7 years with 99.6% of rentable square feet leased.

•
The Company acquired six properties during the first quarter of 2018 for a total purchase price of $108.2 million, representing 551,000 square feet of commercial space. Notable acquisitions during the quarter included the single-tenant office buildings that serve as the Valeo corporate headquarters in Troy, Michigan and the Valvoline corporate headquarters in Lexington, Kentucky.

•	Total revenue for the quarter ended March 31, 2018 was approximately $15.23 million, representing year-over-year growth of 51.9% from the same period in 2017.

Events Subsequent to March 31, 2018

•	Subsequent to March 31, 2018, the Company acquired a 100% interest in two real estate properties for an aggregate purchase price of $37.2 million.

About Cole Real Estate Income Strategy (Daily NAV)

Formed in 2010, INAV is the industry’s first perpetual-life non-listed REIT and primarily owns and operates income-producing, single-tenant necessity retail and corporate office and industrial properties subject to long-term net leases with national or regional creditworthy tenants. INAV seeks to provide access to high-quality commercial real estate assets, providing current income, reduced overall portfolio volatility and the potential for capital appreciation for its shareholders. INAV is sponsored by an affiliate of CIM.

About CIM Group®

Established in 1994, CIM is a vertically-integrated owner and operator of real assets for its own account, and on behalf of its partners and co-investors seeking to invest in urban real assets, net-lease assets, and associated credit strategies, with a principal focus on North America. CIM’s real assets include urban residential, commercial, retail, hospitality, debt and infrastructure investments as well as U.S.-based retail, office and industrial net lease assets. CIM’s broad expertise includes in-house research, acquisition, investment, development, credit analysis, finance, leasing and asset management capabilities. For more information, please visit www.cimgroup.com.

Forward-Looking Statements

Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect INAV’s expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,”
“plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.